SUB-ITEM 77Q3

Due to the restrictions in the format of Form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for Items 72DD, 73A, 74U and 74V.

For period ending: 7/31/2007
File number 811-5686
Series No.: 10


72DD    1  Total income dividends for which record date passed during the period. (000's Omitted)
           Class A                                          $ 1,624
        2  Dividends for a second class of open-end company shares
           (000's Omitted)
           Class C                                          $ 4,774
           Class R                                             $ 27
           Institutional Class                                2,674

73A.       Payments per share outstanding during the entire current period:
           (form nnn.nnnn)
        1  Dividends from net investment income
           Class A                                        $000.5154
        2  Dividends for a second class of open-end company shares
           (form nnn.nnnn)
           Class C                                        $000.4912
           Class R                                        $000.4916
           Institutional Class                            $000.5425

74U.    1  Number of shares outstanding (000's omitted)
           Class A                                            2,939
        2 Number of shares outstanding of a second class of open-end company shares (000's omitted)
           Class C                                            8,602
           Class R                                               64
           Institutional Class                                6,914

74V.    1  Net asset value per share (to nearest cent)
           Class A                                          $9.75
        2 Net asset value per share of a second class of open-end company shares (to nearest cent)
           Class C                                            $9.75
           Class R                                            $9.77
           Institutional Class                                $9.76